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                                  Exhibit 5.1




                                 June 17, 1998


Meridian Industrial Trust, Inc.
455 Market Street, 17th Floor
San Francisco, California 94105

     Re:  Registration Statement on Form S-3:
          $600,000,000 Aggregate Offering Price of
          Securities

Ladies and Gentlemen:

     We have served as Maryland counsel to Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $600,000,000 (collectively, the "Securities"): (a) debt securities ("Debt Securities"),
(b) warrants to purchase Debt Securities ("Debt Warrants"), (c) shares of Preferred Stock, $.001 par value per share, of the Company ("Preferred Stock"), (d) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"), (e) shares of Common Stock, $.001 par value per share, of the Company ("Common Stock"), and (f) warrants to purchase shares of Common Stock ("Common Stock Warrants"), covered by the above-referenced Registration Statement", and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified

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Meridian Industrial Trust, Inc.
June 17, 1998
Page 2

to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Second Amended and Restated Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the sale, issuance and registration of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. The form of certificate representing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     6. The form of certificate representing a share of Preferred Stock, certified as of a recent date by the Secretary of the Company;

     7. A certificate of the SDAT as to the good standing of the Company, dated June 17, 1998;

     8. A certificate executed by Robert A. Dobbin, Secretary of the Company, dated June 17, 1998; and

     9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

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Meridian Industrial Trust, Inc.
June 17, 1998
Page 3

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The outstanding shares of stock of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Charter. The Shares will not be transferred in violation of any restriction or limitation contained in the Charter.

     6. The issuance and certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law (with such approval referred to herein as the "Corporate Proceedings").

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of all Corporate Proceedings relating to the Securities that are shares of Common Stock (the "Common Securities") and the due execution, countersignature and delivery of certificates representing Common Securities, the Common Securities will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not

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Meridian Industrial Trust, Inc.
June 17, 1998
Page 4

exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions, will be validly issued, fully paid and nonassessable.

     3. Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Preferred Stock (the "Preferred Securities") and the due execution, countersignature and delivery of certificates representing Preferred Securities, the Preferred Securities will be (assuming that, upon issuance, the total number of shares of Preferred Stock of the class or series of such Preferred Securities issued and outstanding will not exceed the total number of shares of Preferred Stock of the class or series of such Preferred Securities that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                     Very truly yours,


                                     Ballard Spahr Andrews & Ingersoll, LLP